Exhibit 10.8

IN THE CIRCUIT COURT OF THE
9TH JUDICIAL CIRCUIT IN AND FOR
ORANGE COUNTY, FLORIDA

Case No. 2018-CA-4938-0

US PREMIUM FINANCE,

Plaintiff,

v.

FREECAST, INC., a Florida corporation,
and WILLIAM MOBLEY, individually,

Defendants.

_______________________/

STIPULATION FOR SETTLEMENT WITH JUDGMENT UPON DEFAULT

The Plaintiff, US PREMIUM FINANCE (“USPF”), and the Defendants, FREECAST, INC. (“Freecast”) and WILLIAM MOBLEY (“Mobley”), jointly and severally (USPF, Freecast, and Mobley may be collectively referred to herein as the “Parties,” or individually as a “Party”), pursuant to the Florida Rules of Civil Procedure, hereby stipulate and agree to the terms, conditions and provisions of this Stipulation for Settlement and that the matters between USPF, Freecast, and Mobley will be settled upon the following terms, conditions and provisions:

I. RECITALS

WHEREAS, Freecast and Mobley executed and delivered a Premium Finance Agreement and Disclosure Statement (the “First PFA”) on September 1.5, 2016 in which Freecast and Mobley agreed to pay USPF the sum of $2,122,466.76 in thirty-six (36) equal monthly payments of $58,957.41 beginning October 15, 2016.

WHEREAS, in addition to being an obligor under the First PFA, Mobley personally guaranteed the payments due under the First PFA pursuant to a “Guaranty” dated September 15, 2016.

US Premium Finance v. Freecast, Inc., et al.

Case No. Case No. 2018-CA-4938-0

Stipulation For Settlement With Judgment Upon Default

WHEREAS, Freecast and Mobley executed and delivered another Premium Finance Agreement and Disclosure Statement (the “Second PFA”) on April 18, 2017 in which Freecast and Mobley agreed to pay USPF the sum of $594,102.00 in twenty (20) equal monthly payments of $29,705.10 beginning May 15, 2017.

WHEREAS, Freecast and Mobley failed to make the payments due on January 15, 2018 under the First PFA and the Second PFA (collectively, the “PFAs”).

WHEREAS, USPF filed this action against Freecast and Mobley (the “Lawsuit”), asserting claims against Freecast and Mobley for, among others, breach of the PFAs and the Guaranty;

WHEREAS, Freecast and Mobley asserted defenses to the Lawsuit, but hereby acknowledge and admit that they are in default of the PFAs and the Guaranty;

WHEREAS, the Parties desire to settle and resolve their differences without resorting to further litigation conditioned upon full performance with the terms, conditions and provisions of this Stipulation for Settlement; and

WHEREAS, each Party hereto, believing this Stipulation for Settlement to be fair, just and reasonable, has assented freely and voluntarily to its terms.

II. INCORPORATION OF RECITALS. The above recitals are true and correct and are incorporated herein by reference.

III. PAYMENTS

A. Freecast and Mobley shall pay to USPF the sum of One Million and 00/100 Dollars ($1,000,000.00) (the “Settlement Amount”) as follows:

1. $250,000 on or before January 5, 2020;

2. $25,000 on or before June 5, 2020;

3. $25,000 on or before December 5, 2020;

4. $25,000 on or before June 5, 2021;

US Premium Finance v. Freecast, Inc., et al.

Case No. Case No, 2018-CA-4938-0

Stipulation For Settlement With Judgment Upon Default

5. $25,000 on or before December 5, 2021; and

6. $650,000 on or before December 5, 2022

B. In the event the sum of $750,000 is paid to USPF on or before June 5, 2021 without a prior uncured default as set forth herein, Mobley shall be released from his Guaranty and from any further liability for the remaining $250,000 to be paid pursuant to this Stipulation for Settlement. In that case, Mobley’s obligations and liabilities owed to USPF shall be deemed paid and satisfied in full. Freecast’s liability shall not be affected in any manner and it will remain fully liable for all obligations, including all payment obligations set forth in III.A, in the event Mobley is released from his Guaranty and the obligations in this Stipulation for Settlement. In the event $750,000 is paid on or before June 5, 2021 without a prior uncured default, the payment due in III.A.6 shall be reduced to $225,000.

C. Prepayments can be made at any time without penalty. Payment is not deemed to have been made unless and until it is received in clear funds. All payments shall be made payable to “US Premium Finance” and sent to USPF, c/o John Lippincott, General Counsel, 280 Technology Parkway, Suite 200, Norcross, Georgia 30092.

IV. STATUS OF LAWSUIT

The Parties shall file a Joint Stipulation for Dismissal and requesting that the Court enter an Order adopting, approving and incorporating the terms, conditions, and provisions of this Stipulation for Settlement and reserving jurisdiction to enforce the terms of this Stipulation for Settlement.

US Premium Finance v. Freecast, Inc., et al.

Case No. Case No. 2018-CA-4938-0

Stipulation For Settlement With Judgment Upon Default

V. DEFAULT

A. Freecast and Mobley, jointly and severally, shall be in default of this Stipulation for Settlement in the event any payment due hereunder is not timely made in accordance with this Stipulation for Settlement after receiving written notice of the default with five (5) days 3 opportunity to cure. In the event the sum of $750,000 is paid on or before June 5, 2021 without an uncured default pursuant to Section III.B above, Mobley shall not be in default of this Stipulation for Settlement in the event either of the payments identified in Section III.A.5-6 are not timely made.

B. In the event of an uncured default under this Stipulation for Settlement, USPF is and shall be entitled to obtain against Freecast and Mobley, jointly and severally, subject to Section V.A. above, immediate entry of final judgment for damages, with execution forthwith, for the Settlement Amount less any amounts paid pursuant to this Stipulation for Settlement (the “Default Amount”), together with interest at the maximum rate allowed by law from the date of default, reasonable attorneys’ fees, court costs, and all expenses incurred relating to the default, upon the filing of an affidavit without notice, stating the default and the total amount then due and owing (the “Affidavit of Default”).

C. In the event of an uncured default, USPF shall also be entitled to recover any and all additional attorneys’ fees, court costs, and all expenses incurred in the enforcement of this Stipulation for Settlement, in the collection of this debt, and for all post judgment and appellate proceedings.

US Premium Finance v. Freecast, Inc., et al.

Case No. Case No. 2018-CA-4938-0

Stipulation For Settlement With Judgment Upon Default

VI. GENERAL RELEASES

(a) A. By USPF: Except for the obligations, terms, and conditions of this Stipulation for Settlement, which are expressly excepted from this release, and in further consideration for the promises and covenants contained within this Stipulation for Settlement, USPF, on its own behalf, and on behalf of its agents, heirs, employees, officers, successors, directors, representatives, legal representatives, partners, stockholders, executors, administrators, predecessors and successors in interest, assigns, parents, subsidiaries, divisions, departments, insurers, affiliates, and attorneys (collectively “USPF Party Releasors”), hereby release, remise, acquit, satisfy, and forever discharge Freecast and Mobley, and their respective employees, agents, officers, successors, directors, representatives, legal representatives, partners, stockholders, executors, administrators, predecessors and successors in interest, assigns, parents, subsidiaries, divisions, departments, insurers, affiliates, heirs, assigns, and attorneys (collectively “Freecast Released Parties”), from all manner of actions, causes of action, accounts, reckonings, controversies, agreements, promises, suits, choses in action, contracts, covenants, claims, bonds, bills, debts, dues, sums of money, commissions, compensation for purported personal services rendered, judgments, executions, damages, demands, and rights whatsoever, in law or in equity, which the USPF Party Releasors ever had, now have, or hereafter can, shall, or may have against the Freecast Released Parties, for, upon, or by reason of any matter, cause, act, transaction, occurrence, or thing whatsoever, from the beginning of the world to the date this Stipulation for Settlement is fully executed; this includes, but is not limited to, all matters, known or unknown, which were or could have been brought in connection with all claims, counterclaims, cross-claims, and other claims for affirmative relief, including those that have been or could have been raised or arising out of the Litigation.

US Premium Finance v. Freecast, Inc., et al.

Case No. Case No. 2018-CA-4938-0

Stipulation For Settlement With Judgment Upon Default

B. By Freecast and Mobley: In further consideration for the promises and covenants contained within this Stipulation for Settlement, Freecast and Mobley, on their own behalves, and on behalf of their agents, heirs, employees, officers, successors, directors, representatives, legal representatives, partners, stockholders, executors, administrators, predecessors and successors in interest, assigns, parents, subsidiaries, divisions, departments, insurers, affiliates, and attorneys (collectively “Freecast Party Releasors”), hereby release, remise, acquit, satisfy, and forever discharge USPF, and their respective employees, agents, officers, successors, directors, representatives, legal representatives, partners, stockholders, executors, administrators, predecessors and successors in interest, assigns, parents, subsidiaries, divisions, departments, insurers, affiliates, heirs, assigns, and attorneys (collectively the “USPF Released Parties”), from all manner of actions, causes of action, accounts, reckonings, controversies, agreements, promises, suits, choses in action, contracts, covenants, claims, bonds, bills, debts, dues, sums of money, commissions, compensation for purported personal services rendered, judgments, executions, damages, demands, and rights whatsoever, in law or in equity, which the Freecast Party Releasors ever had, now have, or hereafter can, shall, or may have against the USPF Released Parties, for, upon, or by reason of any matter, cause, act, transaction, occurrence, or thing whatsoever, from the beginning of the world to the date this Stipulation for Settlement is fully executed; this includes, but is not limited to, all matters, known or unknown, which were or could have been brought in connection with all claims, counterclaims, cross-claims, and other claims for affirmative relief, including those that have been or could have been raised or arising out of the Litigation.

VII. MISCELLANEOUS

A. This document may be signed in counterparts and facsimile signatures shall be treated as original for all purposes.

B. Notice as provided for herein shall be good if by e-mail, hand delivery or verifiable courier. Notice shall be deemed received and delivered on the date of delivery if notice is provided by certified mail, and if by email, the date the email is sent. Notices shall be sent to the Parties as follows:

If to USPF:

John Lippincott, Esquire

General Counsel

US Premium Finance

280 Technology Parkway, Suite 200

Norcross, Georgia 30092

Thippincott@USPremiumFinance.com

US Premium Finance v. Freecast, Inc., et al.

Case No. Case No. 2018-CA-4938-0

Stipulation For Settlement With Judgment Upon Default

With a copy to:

Steven A. Wahlbrink, Esquire

Seiler, Sautter, Zaden, Rimes & Wahlbriiik

North Andrews Avenue Fort

Lauderdale, Florida 33311

swahlbrink@sszrlaw.com

If to Freecast and/or Mobley:

William Mobley

7447 Ridge Road

Sarasota, Florida 34238

bmobley@freecast.corn

with a copy to:

Tucker Byrd, Esquire

Byrd Campbell, P.A.

180 Park Avenue North, Suite 2A

Winter Park, Florida 32789

TByrd43yrdCampbell.com

The Parties shall provide notice, in writing, of any changes to the aforesaid notice addresses and email addresses.

C. This Stipulation for Settlement contains and embodies the entire understanding and agreement by, between and among the Parties concerning their settlement of the claims raised or that could have been raised by, between, and among the Parties in the Lawsuit, that there are no other promises, inducements or understandings by, between, and among the Parties not expressly set forth herein, and that the terms, conditions, and provisions of this Stipulation for Settlement cannot be modified or amended by any party unless all parties agree in. writing.

US Premium Finance v. Freecast, Inc., et al.

Case No. Case No. 2018-CA-4938-0

Stipulation For Settlement With Judgment Upon Default

D. The parties further acknowledge and represent that they have been given an opportunity to consult with attorneys of their choice in connection with the execution of this Stipulation for Settlement.

E. The parties agree that the provisions of this Stipulation for Settlement shall inure to the benefit of and shall be binding upon the heirs, executors, administrators, successors and assigns of each of the parties. Except as otherwise expressly provided herein, the parties agree that this Stipulation for Settlement shall not and does not create any rights in any third persons.

F. Each individual executing this Stipulation for Settlement in a representative capacity expressly represents and warrants that he or she is fully authorized and empowered to execute such document on behalf of the party on whose behalf he or she is signing.

G. Each of the individuals signing this Stipulation for Settlement hereby expressly warrants that he or she is in full command of his or her physical and mental faculties.

H. The parties further acknowledge and represent that they have reviewed and understand this Stipulation for Settlement and that they have entered into this Stipulation for Settlement freely and voluntarily.

I. In order to induce USPF to execute and deliver this Stipulation for Settlement, Freecast and Mobley warrant and represent to USPF that:

(a)	This Stipulation for Settlement is not being made or entered into with the actual intent to hinder, delay, or defraud any entity or person, and Freecast and USPF are each solvent and not bankrupt;

(b)	No action or proceeding, including, without limitation, a voluntary or involuntary petition for bankruptcy under any chapter of the Federal Bankruptcy Code, has been instituted or threatened by or against Freecast or Mobley;

US Premium Finance v. Freecast, Inc., et al.

Case No. Case No. 2018-CA-4938-0

Stipulation For Settlement With Judgment Upon Default

(c)	The execution of this Stipulation for Settlement by Freecast and Mobley, and the performance by Freecast and Mobley of their obligations hereunder will not violate or result in a breach or constitute a default under any agreements to which any of them is a party; and

(d)	The person signing this Stipulation for Settlement on behalf of Freecast is duly authorized to execute this Stipulation for Settlement on behalf of Freecast, and this Stipulation for Settlement is valid, binding and enforceable against Freecast and Mobley, in accordance with its terms.

J. In entering into this Stipulation for Settlement, the : Parties hereby stipulate, acknowledge and agree that USPF gave up valuable rights and agreed to forbear from exercising legal remedies available to it in exchange for the promises, representations, acknowledgments and warranties of Freecast and Mobley as contained herein and that USPF would not have entered into this Stipulation for Settlement but for such promises, representations, acknowledgments, agreements, and warranties, all of which have been accepted by USPF in good faith, the breach of which by Freecast and Mobley, in any way, at any time,. now or in the future, would admittedly and confessedly constitute cause for dismissal of any such bankruptcy petition pursuant to 11 U.S.C. §1112(b). This provision is not intended to preclude Freecast or Mobley from filing for protection under any Chapter of the Bankruptcy Code.

K. Any future waiver, alteration, amendment or modification of any of the provisions of this Stipulation. for Settlement shall not be valid or enforceable unless in writing and signed by the Parties, it being expressly agreed that this Stipulation for Settlement cannot be modified orally, by course of dealing or by implied agreement. Moreover, any delay by USPF in enforcing its rights after an event of default shall not be a release or waiver of the event of default and shall not be relied upon by Freecast or Mobley as a release or waiver of the default.

US Premium Finance v. Freecast, Inc., et al.

Case No. Case No. 2018-CA-4938-0

Stipulation For Settlement With Judgment Upon Default

L. The warranties and representations of the parties in this Stipulation for Settlement shall survive the termination of this Stipulation for Settlement.

M. The terms, conditions and provisions set forth in this Stipulation for Settlement are the result of joint draftsmanship by the Parties, each being represented by counsel (or who had the opportunity to be represented by counsel but voluntarily chose not to do so), and any ambiguities in this Stipulation for Settlement or any documentation prepared pursuant to or in connection with this Stipulation for Settlement shall not be construed against any of the parties because of draftsmanship.

N. Time shall be of the essence with respect to this Stipulation for Settlement and all of the obligations of Freecast and Mobley, hereunder.

ENTERED, AGREED, and STIPULATED as such on the dates written below.

US Premium Finance v. Freecast, Inc., et al.

Case No. Case No. 2018-CA-4938-0

Stipulation For Settlement With Judgment Upon Default